STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made and entered into as of the 23rd day of September, 1998, by and among (i) Tremont Corporation, a Delaware corporation (the "Purchaser"), (ii) NL Industries, Inc., a New Jersey corporation ("NL"), and (iii) the shareholders of NL listed on the signature page hereto (the "Sellers").

                                    Recitals

     A. Each of the Sellers holds options (each an "Option" and, collectively, the "Options") to purchase the number of shares of common stock, par value $.125 per share (the "NL Common Stock"), of NL set forth opposite such Seller's name under the column heading "Number of Options Exercised" on Schedule I to this Agreement,

     B. Each of the Sellers proposes, severally and not jointly, upon exercise of such Seller's Option, to sell certain of the shares of NL Common Stock received upon exercise of such Seller's Option (as set forth on Schedule I hereto), constituting a total of 166,340 shares of NL Common Stock (such shares being collectively referred to herein as the "Shares"), to the Purchaser, and the Purchaser proposes to purchase the Shares from the several Sellers, on the terms and subject to the conditions set forth in this Agreement (the "Transaction").

     The parties hereto agree as follows:

                                   ARTICLE I.
                                THE TRANSACTION

     Section 1.1. Purchase and Sale of Shares. Against payment of the purchase price therefor as specified in Section 1.2, each of the Sellers, severally and not jointly, hereby sells, transfers, assigns and delivers to the Purchaser the number of Shares set forth opposite such Seller's name under the column heading "Number of Shares Sold to Purchaser" on Schedule I hereto.

     Section 1.2. Delivery of Shares. In connection with the exercise by each Seller of his or her Option, such Seller hereby directs NL, and NL hereby agrees, to deliver on or before the end of the third business day after the execution of this Agreement (a) to the Purchaser a certificate for the number of Shares set forth opposite such Seller's name under the column heading "Number of Shares Sold to Purchaser" on Schedule I hereto, registered in the name of the Purchaser and (b) to such Seller a certificate for the number of Shares set forth opposite such Seller's name under the column heading "Number of Shares Retained by Seller" on Schedule I hereto, registered in the name of such Seller or such other name or names as such Seller may designate to NL.

     Section 1.3.  Purchase Price and Payment.   The Purchaser hereby purchases
the total number of Shares set forth in the column heading "Number of Shares Sold to Purchaser" on Schedule I hereto for a purchase price in cash of $20.50 per Share. In payment of the Shares, the Purchaser hereby transfers (a) to each Seller that portion of the aggregate purchase price for such Seller's Shares set forth opposite such Seller's name under the column heading "Purchase Price Retained by Seller" on Schedule I to this Agreement by wire transfer of immediately available funds to an account designated by such Seller and (b) to NL, at the direction of such Seller, in payment of the exercise price for the shares issued upon exercise of such Seller's Option and related withholding taxes, the amount set forth opposite such Seller's name under the column heading "Payment to NL in respect of Exercise Price and Withholding Taxes" by wire transfer of immediately available funds to an account designated by NL. NL hereby agrees to apply the amounts described in clause (b) of the immediately preceding sentence to pay the respective exercise prices and applicable required and incremental withholding taxes payable upon exercise of the Sellers' Options.

                                  ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each of the Sellers, severally and not jointly, represents and warrants to the Purchaser and NL as of the date of this Agreement as follows:

     Section 2.1. Authority. Such Seller is a natural person and has full legal right, power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to perform his or her obligations hereunder.

     Section 2.2. Validity. This Agreement has been duly executed and delivered by such Seller and constitutes a lawful, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transaction by such Seller do not and will not violate or conflict with any provision of, and do not and will not result in a default under (a) any material contract, agreement or other instrument to which such Seller is a party or by which such Seller is bound, (b) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to such Seller, or (c) any law, rule or regulation applicable to such, except in each case for such violations, conflicts or defaults that would not have a material adverse consequence to the Transaction.

     Section 2.3. Ownership of Shares. Upon exercise of such Seller's Option, such Seller will be the beneficial owner of the Shares underlying such Option and, upon consummation of the transactions contemplated by this Agreement, the Purchaser will acquire good and marketable title to such Seller's Shares, free and clear of any liens, encumbrances, security interests, restrictive agreements, claims or imperfections of any nature whatsoever, other than restrictions on transfer imposed by applicable securities laws.

     Section 2.4. Notice of Election, Etc. Such Seller has heretofore delivered to NL a notice of election to exercise his or her Option for the number of shares of NL Common Stock set forth opposite such Seller's name under the column heading "Number of Options Exercised" on Schedule I to this Agreement. If such Seller is electing to make payment for all or a portion of the shares of NL Common Stock and related required and incremental withholding taxes payable in respect thereof upon exercise of such Seller's Option in shares of NL Common Stock, then such Seller represents and warrants that he or she has held the shares of NL Common Stock set forth opposite such Seller's name under the column heading "Number of Shares Delivered to NL in Respect of Exercise Price and Withholding Taxes" on Schedule I to this Agreement (other than any shares included therein which are being delivered in respect of required withholding taxes, for which no such representation need be made) for a period of at least six months and has delivered an attestation to such effect to NL.

                                  ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to each of the Sellers and NL as of the date of this Agreement as follows:

     Section 3.1. Authority. The Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware. It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions required to be taken by or on behalf of the Purchaser to authorize the execution, delivery and performance of this Agreement have been duly and properly taken.

     Section 3.2. Validity. This Agreement has been duly executed and delivered by the Purchaser and constitutes a lawful, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transaction by the Purchaser do not and will not violate or conflict with any provision of, and do not and will not result in a default under (a) the Purchaser's charter or bylaws; (b) any material contract, agreement or other instrument to which the Purchaser is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to the Purchaser; or (d) any law, rule or regulation applicable to the Purchaser, except in each case for such violations, conflicts or defaults that would not have a material adverse consequence to the Transaction.

     Section 3.3. Purchase for Investment. The Purchaser is purchasing the Shares sold and delivered to it hereunder for investment solely for its own account and not with a view to, or for resale in connection with, the distribution thereof. The Purchaser understands that such Shares are restricted securities under the Securities Act of 1933, as amended (the "Securities Act"), and that such Shares must be held indefinitely unless they are registered under the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available.

     Section 3.4. Nature of Purchaser. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares.

                                  ARTICLE IV.
                      REPRESENTATIONS AND WARRANTIES OF NL

     NL hereby represents and warrants to the Purchaser and each of the Sellers as of the date of this Agreement as follows:

     Section 4.1 Authority. NL is a corporation validly existing and in good standing under the laws of the State of New Jersey. It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions required to be taken by or on behalf of NL to authorize the execution, delivery and performance of this Agreement have been duly and properly taken.

     Section 4.2 Validity. This Agreement has been duly executed and delivered by NL and constitutes a lawful, valid and binding obligation of NL, enforceable against NL in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transaction by NL do not and will not violate or conflict with any provision of, and do not and will not result in a default under (a) NL's charter or bylaws; (b) any material contract, agreement or other instrument to which NL is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to NL; or (d) any law, rule or regulation applicable to NL, except in each case for such violations, conflicts or defaults that would not have a material adverse consequence to the Transaction.

                                   ARTICLE V.
                               GENERAL PROVISIONS

     Section 5.1 Access to Information. The Purchaser and each of the Sellers has received all information desired with respect to the business of NL.

     Section 5.2 Survival. The representations and warranties set forth in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated herein.

     Section 5.3 Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall in be effective unless the same shall be in writing signed by the party or parties against whom enforcement is sought.

     Section 5.4 Parties and Interest. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns.

     Section 5.5 Entire Transaction. This Agreement contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements and understandings among the parties with respect to the subject matter of this Agreement.

     Section 5.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     Section 5.7 Severability. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to effect any other provision hereof or the validity of the remainder of this Agreement and such invalid provision shall be deemed deleted to the minimum extent necessary to cure such violation.

     Section 5.8 Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid as follows:

     If to the Purchaser:     Tremont Corporation
                              1999 Broadway
                              Denver, Colorado  80202
                              Attention:  General Counsel

     If to the Sellers:       c/o NL Industries, Inc.
                              16825 Northchase Drive, Suite 1200
                              Houston, Texas  77060
                              Attention:  General Counsel

     If to NL:                NL Industries, Inc.
                              16825 Northchase Drive, Suite 1200
                              Houston, Texas  77060
                              Attention:  General Counsel

     Section 5.9 Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

     Section 5.10 Expenses. Except as otherwise expressly provided herein, each of the Sellers and the Purchaser shall pay its own costs and expenses in connection with the transactions contemplated hereby.

     The parties hereto have caused this Agreement to be executed by their duly authorized officers on September 28, 1998 to be effective as of September 23, 1998.


                                PURCHASER:

                                TREMONT CORPORATION




                                By: /s/ Robert E. Musgraves
                                    ----------------------------
                                   Name:  Robert E. Musgraves
                                   Title:  Vice President, General Counsel and
                                           Secretary


                                SELLERS:




                                /s/ Lawrence A. Wigdor
                                --------------------------------
                                Lawrence A. Wigdor




                                /s/ Dennis G. Newkirk
                                --------------------------------
                                Dennis G. Newkirk



                                /s/ Anthony L. DeGisi
                                --------------------------------
                                Anthony L. DeGisi

                                NL INDUSTRIES, INC.



                                By: /s/ Robert D. Hardy
                                     ----------------------------
                                     Name:  Robert D. Hardy
                                     Title:  Vice President

                                   SCHEDULE I

                                                          Number of
                                                           Shares
                                                          Delivered
                                                          to NL in
                                                         respect of
                                 Number of   Number of    Exercise
                    Number of   Shares Sold    Shares     Price and
                     Options        to        Retained   Withholding
  Name of Seller    Exercised    Purchaser   by Seller      Taxes
------------------  ----------  -----------  ----------  -----------

Lawrence A. Wigdor     170,000       26,028      26,031     117,941*

Dennis G. Newkirk      121,000       63,856      19,614      37,530*

Anthony L. DeGisi       93,999       79,577      14,422       --0--
                    ----------   ----------  ----------  ----------

      Total            384,999      169,461      60,067     155,471
                    ==========   ==========  ==========  ==========




                                Payment to
                                   NL in
                    Aggregate   respect of
                     Purchase    Exercise     Purchase
                    Price Paid   Price and     Price
                        by      Withholding   Retained
  Name of Seller    Purchaser      Taxes     by Seller
------------------  ----------  -----------  ----------

Lawrence A. Wigdor    $533,574        --0--    $533,574

Dennis G. Newkirk   $1,309,048     $906,937    $402,111

Anthony L. DeGisi   $1,631,329   $1,335,430    $295,899

      Total         $3,473,951   $2,242,367  $1,231,584
                    ==========   ==========  ==========